Exhibit 99.2

Oral Presentation at ASCO, Chicago, IL (June 1-5, 2012)
Date/Time: Monday, June 4, 2012; 10:15 AM — 10:30 AM (CT)
Location: E354a
Abstract # 6507: The Bruton's tyrosine kinase inhibitor PCI-32765 in treatment-naïve chronic lymphocytic leukemia patients: Interim results of a phase Ib/II study.

This Abstract was selected to be presented at the "Best of ASCO Meetings".

JOHN C. BYRD, MD, RICHARD R. FURMAN, MD, STEVEN E. COUTRE, MD, JAN A. BURGER, MD, PHD, KRISTIE A. BLUM, MD, JEFF SHARMAN, MD, IAN W. FLINN, MD, PHD, BARBARA GRANT, MD, NYLA A. HEEREMA, PHD, AMY J. JOHNSON, PHD, TASHEDA NAVARRO, DANELLE JAMES, MD, ERIC HEDRICK, MD, AND SUSAN O'BRIEN, MD

Background: Fludarabine based therapy, while effective is toxic and carries significant risk of morbidity and mortality in elderly pts. Therefore, older CLL pts represent a high priority for new therapeutic approaches. PCI-32765 (P) an oral, selective, irreversible inhibitor of BTK inhibits CLL cell proliferation, migration and adhesion. A multi-cohort Phase Ib/II trial evaluated 2 doses of single-agent P in both TN and relapsed/ refractory (R/R) CLL/SLL pts. Mature follow-up of the TN pts is reported.

Methods: Pts >65 yrs old with active CLL requiring Tx by

IWCLL guidelines were treated with oral P at doses of 420 mg or 840 mg administered daily for 28-day cycles until disease progression (PD). Response was evaluated according to 2008 IWCLL criteria.

Results: 31 pts were enrolled- 26 pts (420mg) and 5 pts (840 mg). The 840 mg cohort was terminated after comparable activity and safety between doses was shown in R/R pts. Median age 71 yrs (range 65-84) with 74% of pts >70 yrs. 19/31 (61%) had baseline cytopenias (Hgb < 11g/dl or plts <100,000). Unmutated IgVH was present in 43% of pts. The majority of AEs have been Gr<=2 in severity, most commonly diarrhea, nausea, and fatigue. Gr >3 non-heme AEs potentially related to P in 19% of pts. 10% of pts experienced Gr >3 infections or cytopenias. With a median follow-up of 10.7 mos on 420 mg cohort 73% (19/26) achieved a response by IWCLL criteria with 65% partial responses (PR) and 8% complete remissions with no morphologic evidence of CLL on marrow. An additional 12% (3/26) of pts achieved nodal responses (NR) with lymphocytosis. Median followup in the 840 mg cohort is 4.6 mo, at 2 cycle assessment 2/5 achieved a PR and 1 pt with a NR. ORR was independent of high risk factors. 84% of pts remain on study, reasons for discontinuation = AE (3), investigator decision (1) and PD (1). There have been no deaths. Estimated 12 mo median PFS for the 420 mg cohort is 93.3%.

Conclusions: PCI-32765 is highly active and well tolerated in elderly TN CLL pts. The high ORR, including marrow clearance and very low PD rate with the single agent suggests that P warrants further study as a first-line treatment approach in elderly pts.

Oral Presentation at ASCO, Chicago, IL (June 1-5, 2012)
Date/Time: Monday, June 4, 2012; 10:30 AM — 10:45 AM (CT)
Location: E354a
Abstract # 6508: A phase Ib/II study evaluating activity and tolerability of BTK inhibitor PCI-32765 and ofatumumab in patients with chronic lymphocytic leukemia/small lymphocytic lymphoma (CLL/SLL) and related diseases.

Samantha Mary Jaglowski, Jeffrey Alan Jones, Joseph M. Flynn, Leslie A. Andritsos, Kami J. Maddocks, Kristie A. Blum, Michael R. Grever, Susan Michelle Geyer, Jennifer Ann Woyach, Amy J Johnson, Nyla A. Heerema, Erin Molnar, Mona Stefanos, Susan Devlin, Tasheda Navarro, Danelle Frances James, Ann M. Lowe, Eric Hedrick, John C. Byrd; The Ohio State University, Columbus, OH; Pharmacyclics, Sunnyvale, CA

Abstract Text:

Background: Bruton’s tyrosine kinase (BTK) is a non-receptor kinase that is critical for B-cell receptor (BCR) signaling in normal and malignant B lymphocytes. PCI-32765 (P), an oral, potent and irreversible BTK inhibitor, antagonizes BCR signaling in CLL cells and abrogates protective features of the microenvironment. P is highly active as a single agent in CLL/SLL patients (pts), and this phase Ib/II study builds upon single-agent experience by combining P with ofatumumab (O), an anti-CD20 monoclonal antibody. We present initial safety and efficacy data from cohort 1.

Methods: Pts with relapsed/refractory (R/R) CLL/SLL following ≥2 prior therapies (Tx), including a purine-nucleoside analog (PA), are treated with 420 mg P daily, in 28-day cycles, until disease progression. O is added at a dose of 300 mg on day (D) 1 of cycle 2, followed by 2000 mg on D8, 15, and 22 of cycle 2, D1, 8, 15, and 22 of cycle 3, and on D1 of cycles 5-8.

Results: As of November 2011, 27 patients with either CLL/SLL/PLL (n=24) or Richter’s transformation (RT, n=3) have been enrolled and have received at least 6 cycles of treatment. The median age is 66 (range 51-85), 9 were Rai stage III/IV. Median number of prior Tx is 3 (range 2-10), 15 pts had bulky disease (> 5 cm); 11 pts were PA refractory. Poor-risk molecular features were common (del(17p) 10 pts, del(11q) 9 pts). No grade (G) 3 or 4 infusion reactions, neutropenia, or thrombocytopenia have been observed. The majority of adverse events (AE) were G1/2. G3/4 AE included anemia (11%), pneumonia (11%), UTI (7%), hyponatremia (7%). 24/24 CLL/SLL/PLL pts have achieved PR (100% ORR) within 6 cycles; 2/3 RT pts had PR. With median follow-up of 6.5 mo (range 5.3-10.2 mo), 23 CLL/SLL/PLL pts and 1 RT pt remain on study; 1 CLL/SLL pt went to transplant in PR; 2 RT pts progressed.

Conclusions: PCI-32765 combined with ofatumumab is well tolerated and highly active (100% ORR) in pts with heavily pre-treated R/R CLL/SLL. Rapid onset of response, low relapse rate, and favorable safety profile make this combination worthy of further study. Cohorts evaluating other Tx sequences are currently underway.

Poster Discussion Session at ASCO, Chicago, IL (June 1-5, 2012)
Date/Time: Friday, June 1, 2012; 4:30 PM — 5:30 PM (CT)
Abstract # 6515: Combination of the Bruton's tyrosine kinase inhibitor PCI-32765 with bendamustine/rituximab in patients with relapsed/refractory chronic lymphocytic leukemia: Interim results of a phase Ib/II study.

Susan Mary O'Brien, Jacqueline Claudia Barrientos, Ian W. Flinn, Paul M. Barr, Jan Andreas Burger, Tasheda Navarro, Danelle Frances James, Eric Hedrick, Jonathan W. Friedberg, Jennifer R. Brown; The University of Texas, M. D. Anderson Cancer Center, Houston, TX; Long Island Jewish Medical Center, Hyde Park, NY; Sarah Cannon Research Institute, Tennessee Oncology, Nashville, TN; Case Western Reserve University School of Medicine, Cleveland, OH; University of Texas MD Anderson Cancer Center, Houston, TX; Pharmacyclics, Sunnyvale, CA; Pharmacyclics, Summit, NJ; Hematology/Oncology Division, James P. Wilmot Cancer Center, University of Rochester, Rochester, NY; Dana-Farber Cancer Institute, Boston, MA

Abstract Text:

Background: BTK is an essential mediator of B cell receptor signaling and a critical kinase for lymphoma cell survival. PCI-32765 (P), an oral, selective, irreversible inhibitor of BTK, inhibits proliferation, migration and adhesion in CLL cells, and is highly active as a single agent for the treatment of R/R CLL pts. (O’Brien ASH 2011). BR produces an overall response rate (ORR) of 59% in R/R CLL (Fischer JCO 2011). We report interim data on P combined with BR.

Methods: R/R CLL pts received P 420 mg orally daily for 28-day (D) cycles (C) until disease progression (PD). B was administered 70 mg/m2 on D1 and D2 combined with R 375 mg/m2 on D0 for C1 and 500 mg/m2 on D1 for subsequent courses for a maximum of 6 cycles. Response was evaluated according to IWCLL criteria.

Results: 30 pts were enrolled. Median age of pts was 62 yrs (range 41-82). 46% of pts were Rai stage III/IV and the median # of prior therapies was 2 (range 1-4). 37% and 13% were considered refractory (treatment free interval <12 mo) to a purine analog containing regimen or BR, respectively. Bulky disease was present in 52%. Adverse events (AE) have been consistent with that expected with BR. Gr 3/4 neutropenia and thrombocytopenia have been noted in 47% and 10% of pts, respectively. Grade >3 nonhematologic AEs potentially related to P included rash (3 pts) and fatigue and tumor lysis reported in 2 pts each. There were no Gr 3/4 infusion reactions. There have been no discontinuations (D/C) due to AE and no deaths on study. At a median follow-up of 4.9 mos (range 2.7-8.3 mo) 16 pts have completed BR and 14 pts are still receiving BR. The ORR is 90% (27/30 pts) (CR 10%, PR 80%). 2 additional pts achieved a nodal response with residual lymphocytosis. Responses appear independent of high-risk clinical or genomic features. 90% of pts remain on study; reasons for D/C include PD (n=2) and 1 pt pursuing SCT.

Conclusions: PCI-32765, in combination with BR, is highly active. The high ORR, low rate of PD, and good tolerability compares very favorably with historical controls, warranting additional investigation of this combination.